EXHIBIT 23.1





                 CONSENT OF INDEPENDENT ACCOUNTANTS



We have issued our report dated December 20, 2002, accompanying the consolidated financial statements included in the annual report of YoCream International, Inc. on Form 10-K for the year ended October 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of YoCream International, Inc. on Forms S-8 (File No. 333-09695, effective August 26, 1996, and File No. 333-59960, effective April 22, 2002).


                                             \s\ GRANT THORNTON LLP

Portland, Oregon
January 28, 2003